Exhibit 3.181

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WEA EUROPE INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF FEBRUARY, A.D. 1975, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WEA EUROPEAN COORDINATING, INC.”  TO “WEA EUROPE INC.”, FILED THE SECOND DAY OF JUNE, A.D. 1983, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

0809750 8100H		AUTHENTICATION:	2877130

040036384		DATE:	01-16-04

1

CERTIFICATE OF INCORPORATION

OF

WEA European Coordinating, Inc.

I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST:            The name of the corporation is

WEA European Coordinating, Inc.

SECOND:       Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware.  The name of its registered agent at that address is the United States Corporation Company.

THIRD:          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:      The total number of shares of stock which the corporation is authorized to issue is two hundred (200) shares, and the par value of each of such shares is one dollar ($1.00).

FIFTH:           The name and address of the single incorporator are

Leif A. Tonnessen	70 Pine Street, New York, N.Y. 10005

SIXTH:           The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders.

SEVENTH:     The corporation shall, to the full extent permitted by Section 143 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH:        The corporation reserve the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject in this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 18th day of February, 1975.

/s/ Leif A. Tonnessen	(L.S.)
Leif A. Tonnessen
Incorporator

FILED

JUN 2 1983 9 AM

/s/ [ILLEGIBLE]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WEA EUROPEAN COORDINATING INC.

Adopted in accordance with the provisions of

Section 242 of the General Corporation Law

of the State of Delaware

The undersigned, being the holders of record of all outstanding shares of the stock of WEA EUROPEAN COORDINATING, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST:            That the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

The name of the corporation is:

WEA EUROPE INC.

SECOND:       That such amendment has been duly adopted in accordance wit the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this Certificate this 27th day of May, 1983.

WEA INTERNATIONAL INC.

	By	/s/ James Caradine
James Caradine, Senior
Vice President

ATTEST:

/s/ Joan Pincus
Joan Pincus, Asst. Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/14/1996
960140574 – 809750

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

WEA Europe Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is the Untied States Corporation Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY”.

adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Marie N. White, its Assistant Secretary this 14th day of May, 1996.

By:	/s/	MARIE N. WHITE, ASSISTANT SECRETARY
MARIE N. WHITE, ASSISTANT SECRETARY